QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Carbon Energy Corporation's previously filed Registration Statements on Form S-8 (File Nos. 333-50242 and 333-60444).

ARTHUR ANDERSEN LLP

Denver, Colorado
April 1, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS